Exhibit 99.1

Horizon Pharma plc Announces Third-Quarter 2016 Financial Results

-- Third-Quarter 2016 GAAP Net Sales of $208.7 Million(1);

Non-GAAP Adjusted Net Sales of $273.7 Million --

-- Third-Quarter 2016 GAAP Net Loss of $5.9 Million; Adjusted EBITDA of $141.2 Million --

-- Third-Quarter 2016 GAAP Operating Cash Flow of $128.8 Million;

Non-GAAP Operating Cash Flow of $133.8 Million --

-- Completed Acquisition of Raptor Pharmaceutical Corp., Adding Two Rare Disease Medicines and

Further Diversifying Company Portfolio to 11 Medicines --

-- Secured Formulary Status with Two Major PBMs to Broaden Contracting Strategy and Provide

Greater Durability to Primary Care Medicines --

-- Confirming Full-Year 2016 GAAP Net Sales, Non-GAAP Adjusted Net Sales and

Adjusted EBITDA Guidance --

DUBLIN, IRELAND – November 7, 2016 – Horizon Pharma plc (NASDAQ: HZNP), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, announced its third-quarter 2016 financial results today and confirmed its full-year 2016 GAAP net sales, non-GAAP adjusted net sales and adjusted EBITDA guidance, as updated on October 25, 2016, following the completion of the acquisition of Raptor Pharmaceutical Corp.

“We delivered strong results in the third quarter as we continued to execute on our long-term strategy of building a more-diversified, sustainable biopharmaceutical company anchored by a growing mix of orphan medicines,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “We have made several strategic decisions this year to put Horizon Pharma on a strong path forward, including securing formulary status with two major PBMs for our primary care medicines and completing two significant acquisitions in rare diseases.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q3 16	Q3 15	% Change	YTD 16	YTD 15	% Change

Net sales(1)	$208.7	$226.5	(8)	$670.8	$512.5	31
Non-GAAP adjusted net sales (1)	273.7	226.5	21	735.8	512.5	44
Net (loss) income	(5.9)	3.3	NM	(36.3)	15.5	NM
Non-GAAP net income	115.5	69.8	65	248.1	151.4	64
Adjusted EBITDA	141.2	131.1	8	334.3	239.7	39

Loss (earnings) per share - diluted	(0.04)	0.02	NM	(0.23)	0.10	NM
Non-GAAP earnings per share - diluted	0.70	0.42	67	1.51	0.98	54

(1)	On Sept. 26, 2016, Horizon Pharma agreed to pay Express Scripts $65 million as part of a litigation settlement, which was recorded as a one-time reduction to GAAP net sales for the three and nine months ended Sept. 30, 2016, in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The exclusion of the $65 million settlement from GAAP net sales is the only adjustment reflected in third-quarter and year-to-date non-GAAP adjusted net sales.

Company Highlights

●	Third-quarter 2016 GAAP net sales, including the previously announced $65 million litigation settlement with Express Scripts as a one-time reduction, were $208.7 million, a decrease of 8 percent compared to the third quarter of 2015, primarily attributable to the settlement. Non-GAAP adjusted net sales excluding the $65 million settlement were $273.7 million, an increase of 21 percent compared to the third quarter of 2015, driven by growth across each of the Company’s business units: Orphan, Rheumatology and Primary Care.

●	Medicines for rare diseases, which include RAVICTI®, ACTIMMUNE®, KRYSTEXXA® and BUPHENYL®, represented 35 percent of total non-GAAP adjusted net sales in the third quarter of 2016, an increase from 29 percent of total net sales in the third quarter of 2015.

●	Third-quarter 2016 GAAP net loss was $5.9 million or a diluted loss per share of $0.04; and non-GAAP net income was $115.5 million or non-GAAP diluted earnings per share of $0.70.

●	On October 25, 2016, Horizon Pharma completed the acquisition of Raptor Pharmaceutical Corp., which was a significant step in advancing the Company’s strategy to expand its rare disease business with the addition of two orphan medicines, PROCYSBI® (cysteamine bitartrate) delayed-release capsules and QUINSAIR™ (aerosolized form of levofloxacin). More than half of the Company’s medicines now treat patients with rare diseases.

●	To provide long-term durability for its primary care medicines, the Company has secured formulary status with two leading Pharmacy Benefit Managers (PBMs) that represent approximately 35 percent of covered lives in the United States. The Company remains in active discussions and negotiations with other PBMs and payers with the goal of further increasing access to its medicines. The Company is investing in the expansion of its managed care organization to support its broader contracting strategy with PBMs and payers.

●	The Company will present data on both KRYSTEXXA and RAYOS at the upcoming American College of Rheumatology meeting November 11-16, 2016, in Washington D.C. This is the first medical meeting in three years where KRYSTEXXA will have a significant clinical and commercial presence, which will continue to expand the awareness of KRYSTEXXA as an important treatment option for refractory chronic gout patients.

Horizon Pharma Confirms 2016 Full-Year Guidance

●	Confirmed full-year 2016 net sales guidance on a GAAP basis of approximately $980 to $985 million, which includes the previously announced $65 million settlement with Express Scripts as a one-time reduction and includes the acquisition of Raptor Pharmaceutical Corp. Confirmed net sales guidance on a non-GAAP adjusted basis of approximately $1.045 to $1.050 billion, which excludes the $65 million settlement with Express Scripts.

●	Confirmed full-year 2016 adjusted EBITDA guidance of $450 to $460 million, which includes the acquisition of Raptor Pharmaceutical Corp.

Third-Quarter Business Unit Net Sales Results

(in millions except for percentages)	Q3 16	Q3 15	% Change	YTD 16	YTD 15	% Change
Orphan	$71.4	$66.1	8	$211.2	$139.6	51
RAVICTI®(1)	42.2	33.4	26	118.6	52.4	126
ACTIMMUNE®	24.9	28.7	(13)	80.5	79.4	1
BUPHENYL®(1)	4.3	4.0	10	12.1	7.8	55
Rheumatology	40.5	12.8	217	101.0	31.7	219
KRYSTEXXA®(2)	25.6	-	NM	61.6	-	NM
RAYOS®	13.4	11.7	15	36.0	29.2	24
LODOTRA®	1.5	1.1	37	3.4	2.5	35
Primary Care	161.8	147.6	10	423.6	341.2	24
PENNSAID® 2%	80.2	43.9	83	207.9	91.6	127
DUEXIS®	47.6	56.9	(16)	122.8	130.0	(6)
VIMOVO®	32.8	46.8	(30)	89.7	119.6	(25)
MIGERGOT®(2)	1.2	-	NM	3.2	-	NM
Litigation settlement(3)	(65.0)	-	NM	(65.0)	-	NM

Total GAAP net sales(3)	$208.7	$226.5	(8)	$670.8	$512.5	31

Total non-GAAP adjusted net sales(3)	$273.7	$226.5	21	$735.8	$512.5	44

(1)	RAVICTI and BUPHENYL were acquired on May 7, 2015.
(2)	KRYSTEXXA and MIGERGOT were acquired on January 13, 2016.
(3)	On Sept. 26, 2016, Horizon Pharma agreed to pay Express Scripts $65 million as part of a litigation settlement, which was recorded as a one-time reduction to GAAP net sales for the three and nine months ended Sept. 30, 2016, in accordance with U.S. GAAP. The exclusion of the $65 million settlement from GAAP net sales is the only adjustment reflected in third-quarter and year-to-date non-GAAP adjusted net sales.

●	Orphan Business Unit: RAVICTI sales in the third quarter of 2016 were $42.2 million, an increase of 26 percent compared to the third quarter of 2015. RAVICTI was launched in Canada in the fourth quarter of 2016. ACTIMMUNE sales in the third quarter of 2016 were $24.9 million. Following the acquisition of Raptor Pharmaceutical Corp. on October 25, 2016, the Company added to its Orphan Business Unit PROCYSBI for the treatment of nephropathic cystinosis, a rare metabolic disorder, and QUINSAIR for the management of chronic pulmonary infections for patients with cystic fibrosis. QUINSAIR is not approved in the United States.

ACTIMMUNE Phase 3 Trial in Friedreich’s ataxia and Phase 1 Trial in Oncology

In its pipeline, the Company continues to expect topline data in late December from the Safety, Tolerability and Efficacy of ACTIMMUNE Dose Escalation in FA (STEADFAST) Phase 3 clinical trial. There are an estimated 3,700 diagnosed patients in the United States with Friedreich’s ataxia (FA) and the Company believes an indication for ACTIMMUNE in FA, if approved, could represent a $500 million to $1 billion peak annual net sales opportunity. In the Phase 1 dosing trial evaluating ACTIMMUNE as a combination therapy for certain cancers, the first six-patient cohort was completed in May, the second six-patient cohort was completed in September, and the third six-patient cohort is now enrolling.

●	Rheumatology Business Unit: KRYSTEXXA sales in the third quarter of 2016 were $25.6 million, an increase of 29 percent sequentially compared to the second quarter of 2016. KRYSTEXXA patient infusions and benefit investigations, which are the leading indicator of new patient starts, continue to increase and the Company is investing in additional commercial support, education and outreach efforts to accelerate growth. RAYOS sales in the third quarter of 2016 were $13.4 million, an increase of 15 percent compared to the third quarter of 2015.

●	Primary Care Business Unit: Total sales growth for the primary care business unit increased approximately 10 percent compared to the third quarter of 2015, driven by strong performance of PENNSAID 2%. Sales of PENNSAID 2% in the third quarter of 2016 were $80.2 million, an increase of 83 percent compared to the third quarter of 2015. DUEXIS and VIMOVO sales in the third quarter of 2016 were $47.6 million and $32.8 million, respectively.

Third-Quarter 2016 Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

●	Gross Profit: Under U.S. GAAP in the third quarter of 2016, the gross profit ratio was 59.2 percent compared to 73.0 percent in the third quarter of 2015. The non-GAAP gross profit ratio in the third quarter of 2016 was 91.6 percent compared to 92.1 percent in the third quarter of 2015.

●	Operating Expenses: On a GAAP basis in the third quarter of 2016, total operating expenses were 69.4 percent of GAAP net sales. Research & development (R&D) expenses were 6.1 percent of GAAP net sales, sales & marketing (S&M) expenses were 34.8 percent of GAAP net sales and general & administrative (G&A) expenses were 28.5 percent of GAAP net sales. Non-GAAP total operating expenses in the third quarter of 2016 were 39.9 percent of non-GAAP adjusted net sales. Non-GAAP R&D expenses were 3.8 percent of non-GAAP adjusted net sales, non-GAAP S&M expenses were 24.0 percent of non-GAAP adjusted net sales, and non-GAAP G&A expenses were 12.1 percent of non-GAAP adjusted net sales.

●	Income Tax Rate: The income tax rate in the third quarter of 2016 on a GAAP basis was 82.5 percent and on a non-GAAP basis was 9.0 percent. The income tax rate for the first nine months of 2016 on a GAAP basis was 46.8 percent and on a non-GAAP basis was 14.6 percent.

●	Net (Loss) Income: On a GAAP basis in the third quarter of 2016, net loss was $5.9 million and non-GAAP adjusted net income was $115.5 million.

●	EBITDA: In the third quarter of 2016, EBITDA was $58.2 million, or 27.9 percent of GAAP net sales. Adjusted EBITDA in the third quarter of 2016 was $141.2 million, or 51.6 percent of non-GAAP adjusted net sales, compared to $131.1 million, or 57.9 percent of net sales in the third quarter of 2015.

●	(Loss) Earnings per Share: On a GAAP basis in the third quarter of 2016, diluted loss per share was $0.04 and in the third quarter of 2015, diluted earnings per share was $0.02. Non-GAAP diluted earnings per share in the third quarter of 2016 and 2015 were $0.70 and $0.42, respectively, representing growth of 66.7 percent. Weighted average shares outstanding used for calculating GAAP diluted loss per share and non-GAAP diluted earnings per share in the third quarter of 2016 were 161.0 million and 164.9 million, respectively.

Cash Flow Statement and Balance Sheet Highlights

●	On a GAAP basis in the third quarter of 2016, operating cash flow was $128.8 million. Non-GAAP operating cash flow was $133.8 million in the third quarter of 2016. On a GAAP basis, operating cash flow in the first nine months of 2016 was $230.3 million compared to operating cash flow in the first nine months of 2015 of $59.2 million. On a non-GAAP basis, operating cash flow in the first nine months of 2016 was $259.8 million compared to operating cash flow in the first nine months of 2015 of $167.2 million.

●	The Company had cash and cash equivalents of $549.3 million as of September 30, 2016. Cash and cash equivalents as of June 30, 2016 were $424.5 million.

●	Total principal amount of debt outstanding was $1.270 billion as of September 30, 2016, which was composed of $395 million in senior secured term loans due 2021, $475 million in 6.625 percent senior notes due 2023, and $400 million of 2.5 percent exchangeable senior notes due 2022. Net debt at September 30, 2016 was $721 million.

On October 25, 2016, the Company completed a private offering of senior notes and borrowed incremental term loans under its existing senior secured credit facility to partially fund the acquisition of Raptor Pharmaceutical Corp., repay Raptor’s debt and pay related fees and expenses. Following the issuance of this new debt, the new total principal amount of debt outstanding is $1.945 billion, which is composed of $770 million in senior secured term loans due 2021; $475 million in 6.625 percent senior notes due 2023, $300 million in 8.75 percent senior notes due 2024, and $400 million of 2.5 percent exchangeable senior notes due 2022.

Conference Call

At 8 a.m. EST / 1 p.m. IST today, the Company will host a live conference call and webcast to review its financial and operating results and provide a general business update.

U.S. Dial-In Number: +1 888.338.8373

International Dial-In Number: +1 973.872.3000

Passcode: 98231038

The live webcast and a replay may be accessed by visiting Horizon’s website at

http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

A replay of the conference call will be available approximately two hours after the call and accessible through one of the following telephone numbers, using the passcode below:

Replay U.S. Dial-In Number: +1 855.859.2056

Replay International Dial-In Number: +1 404.537.3406

Passcode: 98231038

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets 11 medicines through its orphan, rheumatology and primary care business units. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as non-GAAP adjusted net sales, non-GAAP, non-GAAP gross profit and gross profit ratio, and non-GAAP operating cash flow, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition-related expenses, an upfront fee for a license of a patent, a litigation settlement, loss on debt extinguishment and loss on sale of long-term investments, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2016 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2016 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s stock price, the variability associated with the size or timing of acquisitions and other factors. These components of net income (loss) could significantly impact Horizon’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s expected full-year 2016 net sales, non-GAAP adjusted net sales and adjusted EBITDA guidance, expected financial performance in future periods, expected timing of clinical, regulatory and commercial events, expected benefits of agreements with PBMs, potential market opportunity for Horizon Pharma’s medicines in approved and potential additional indications, potential growth of Horizon Pharma’s business, expected benefits from the acquisition of Raptor Pharmaceutical Corp. and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual full-year 2016 financial and operating results may differ from its expectations; Horizon Pharma’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payers and risks relating to the success and costs of Horizon’s patient support programs; whether Horizon Pharma is unable to enter into additional business arrangements with pharmacy benefit managers and payers on favorable terms or at all; risks related to acquisition integration and achieving projected cost savings and benefits; risks associated with clinical development and regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon Pharma operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s filings and reports with the SEC. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Senior Vice President,
Investor Relations	Corporate Communications
investor-relations@horizonpharma.com	media@horizonpharma.com

Ireland Media:
Ray Gordon
Gordon MRM
ray@gordonmrm.ie

Horizon Pharma plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$208,702	$226,544	$670,770	$512,506
Cost of goods sold	85,161	61,250	243,520	151,929

Gross profit	123,541	165,294	427,250	360,577

OPERATING EXPENSES:
Research and development	12,814	13,073	36,746	28,176
Sales and marketing	72,564	51,973	227,697	157,092
General and administrative	59,485	54,516	179,866	157,986

Total operating expenses	144,863	119,562	444,309	343,254

Operating (loss) income	(21,322)	45,732	(17,059)	17,323

OTHER INCOME (EXPENSE), NET:
Interest expense, net	(19,066)	(20,300)	(57,752)	(49,780)
Foreign exchange loss	(108)	(86)	(266)	(1,010)
Loss on induced conversion of debt and debt extinguishment	-	-	-	(77,624)
Other income (expense), net	6,879	(90)	6,839	(10,159)

Total other income (expense), net	(12,295)	(20,476)	(51,179)	(138,573)

(Loss) income before (benefit) expense for income taxes	(33,617)	25,256	(68,238)	(121,250)
(BENEFIT) EXPENSE FOR INCOME TAXES	(27,747)	21,979	(31,946)	(136,788)

NET (LOSS) INCOME	$(5,870)	$3,277	$(36,292)	$15,538

Net (loss) income per ordinary share - basic	$(0.04)	$0.02	$(0.23)	$0.11

Weighted average ordinary shares outstanding - basic	161,038,827	159,035,580	160,472,530	145,208,252

Net (loss) income per ordinary share - diluted	$(0.04)	$0.02	$(0.23)	$0.10

Weighted average ordinary shares outstanding - diluted	161,038,827	166,830,800	160,472,530	154,005,671

Horizon Pharma plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	September 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$549,303	$859,616
Restricted cash	5,271	1,860
Accounts receivable, net	362,899	210,437
Inventories, net	162,155	18,376
Prepaid expenses and other current assets	38,078	15,858

Total current assets	1,117,706	1,106,147

Property and equipment, net	21,442	14,020
Developed technology, net	1,877,158	1,609,049
In-process research and development	66,000	66,000
Other intangible assets, net	6,453	7,061
Goodwill	248,736	253,811
Deferred tax assets, net	5,975	2,278
Other assets	6,201	222

TOTAL ASSETS	$3,349,671	$3,058,588

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt—current portion	$4,000	$4,000
Accounts payable	65,684	16,590
Accrued expenses	157,534	100,046
Accrued trade discounts and rebates	268,202	183,769
Accrued royalties—current portion	59,176	51,700
Deferred revenues—current portion	1,635	1,447

Total current liabilities	556,231	357,552

LONG-TERM LIABILITIES:
Exchangeable notes, net	294,089	282,889
Long-term debt, net, net of current	849,135	849,867
Accrued royalties, net of current	169,618	123,519
Deferred revenues, net of current	8,154	8,785
Deferred tax liabilities, net	95,583	113,400
Other long-term liabilities	14,883	9,431

Total long-term liabilities	1,431,462	1,387,891

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 161,618,473 and 160,069,067 issued at September 30, 2016 and December 31, 2015, respectively, and 161,234,107 and 159,684,701 outstanding at September 30, 2016 and December 31, 2015, respectively.	16	16
Treasury stock, 384,366 ordinary shares at September 30, 2016 and December 31, 2015	(4,585)	(4,585)
Additional paid-in capital	2,086,873	2,001,552
Accumulated other comprehensive loss	(2,847)	(2,651)
Accumulated deficit	(717,479)	(681,187)

Total shareholders’ equity	1,361,978	1,313,145

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,349,671	$3,058,588

Horizon Pharma plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(5,870)	$3,277	$(36,292)	$15,538
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization expense	51,940	43,285	154,465	94,025
Equity-settled share-based compensation	28,593	24,914	84,011	56,253
Royalty accretion	9,734	6,551	28,762	13,571
Royalty liability remeasurement	-	-	-	14,277
Loss on induced conversions of debt and debt extinguishment	-	-	-	21,581
Amortization of debt discount and deferred financing costs	4,537	5,480	13,469	13,328
Deferred income taxes	(29,796)	24,859	(35,158)	(134,014)
Foreign exchange loss and other adjustments	109	130	268	1,137
Changes in operating assets and liabilities:
Accounts receivable	(58,516)	(38,203)	(142,448)	(135,370)
Inventories	10,065	2,264	23,842	12,819
Prepaid expenses and other current assets	(4,212)	(4,180)	(20,838)	417
Accounts payable	7,417	36,609	49,695	38,213
Accrued trade discounts and rebates	47,529	(12,460)	83,009	35,136
Accrued expenses and accrued royalties	73,109	(5,440)	29,582	11,052
Deferred revenues	(25)	(635)	(443)	2,143
Payment of original issue discount upon repayment of 2014 Term Loan Facility	-	-	-	(3,000)
Other non-current assets and liabilities	(5,827)	1,932	(1,653)	2,122

Net cash provided by operating activities	128,787	88,383	230,271	59,228

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	-	-	(520,405)	(1,022,361)
Proceeds from liquidation of available-for-sale investments	-	-	-	64,623
Purchases of long-term investments	-	(71,813)	-	(71,813)
Change in restricted cash	(2,102)	(260)	(3,411)	(122)
Purchases of property and equipment	(1,840)	(2,233)	(14,616)	(4,514)

Net cash used in investing activities	(3,942)	(74,306)	(538,432)	(1,034,187)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of Exchangable Senior Notes	-	-	-	387,181
Net proceeds from the issuance of 2023 Senior Notes	-	-	-	462,340
Net proceeds from the 2015 Term Loan Facility	-	(213)	-	391,506
Repayment of the 2015 Term Loan Facility	(1,000)	(1,000)	(3,000)	(1,000)
Repayment of the 2014 Term Loan Facility	-	-	-	(297,000)
Net proceeds from the issuance of ordinary shares	-	-	-	475,627
Proceeds from the issuance of ordinary shares in connection with warrant exercises	-	3,431	-	18,124
Proceeds from the issuance of ordinary shares through ESPP programs	-	-	3,235	1,541
Proceeds from the issuance of ordinary shares in connection with stock option exercises	1,726	714	3,384	4,602
Payment of employee withholding taxes relating to share-based awards	(575)	(378)	(5,309)	(2,334)

Net cash provided by (used in) financing activities	151	2,554	(1,690)	1,440,587

Effect of foreign exchange rate changes on cash and cash equivalents	(218)	598	(462)	(149)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	124,778	17,229	(310,313)	465,479
CASH AND CASH EQUIVALENTS, beginning of the period	424,525	667,057	859,616	218,807

CASH AND CASH EQUIVALENTS, end of the period	$549,303	$684,286	$549,303	$684,286

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Net (Loss) Income	(5,870)	3,277	(36,292)	15,538
Non-GAAP Adjustments:
Remeasurement of royalties for medicines acquired through business combinations	-	-	-	14,277
Acquisition-related costs	5,159	14,498	16,456	64,841
Upfront fee for license of global patent	-	-	2,000	-
Loss on induced conversion of debt and debt extinguishment	-	-	-	77,624
Amortization and accretion:
Intangible amortization expense	50,757	41,707	151,199	91,217
Amortization of debt discount and deferred financing costs	4,537	5,480	13,469	13,328
Accretion of royalty liabilities	9,734	6,551	28,762	13,571
Amortizaton of inventory step-up adjustment	11,305	4,140	27,853	10,635
Share-based compensation	29,312	26,457	84,921	57,796
Depreciation expense	1,183	1,578	3,266	2,808
Litigation settlement	65,000	-	65,000	-
Reversal of pre-acquisition reserve upon signing of contract	(6,900)	-	(6,900)	-
Royalties for medicines acquired through business combinations (1)	(9,564)	(8,854)	(27,159)	(20,890)

Total of pre-tax non-GAAP adjustments	160,523	91,557	358,867	325,207
Income tax effect of pre-tax non-GAAP adjustments	(39,180)	(25,018)	(74,518)	(84,218)
Other non-GAAP income tax adjustments	-	-	-	(105,133)

Total of non-GAAP adjustments	121,343	66,539	284,349	135,856

Non-GAAP Net Income	115,473	69,816	248,057	151,394

Non-GAAP Earnings Per Share:
Weighted average shares - Basic	161,038,827	159,035,580	160,472,530	145,208,252

Non-GAAP Earnings Per Share - Basic:
GAAP (loss) earnings per share - Basic	(0.04)	0.02	(0.23)	0.11
Non-GAAP adjustments	0.76	0.42	1.78	0.93

Non-GAAP earnings per share - Basic	0.72	0.44	1.55	1.04

Weighted average shares - Diluted
Weighted average shares - Basic	161,038,827	159,035,580	160,472,530	145,208,252
Ordinary share equivalents	3,868,212	7,795,220	3,763,984	8,797,419

Weighted average shares - Diluted	164,907,039	166,830,800	164,236,514	154,005,671

Non-GAAP Earnings Per Share - Diluted
GAAP (loss) earnings per share - Diluted	(0.04)	0.02	(0.23)	0.10
Non-GAAP adjustments	0.75	0.40	1.77	0.88
Diluted earnings per share effect of ordinary share equivalents	(0.01)	-	(0.03)	-

Non-GAAP earnings per share - Diluted	0.70	0.42	1.51	0.98

(1)	Royalties for medicines acquired through business combinations relate to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, RAVICTI and VIMOVO.

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

EBITDA, Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
EBITDA and Non-GAAP EBITDA:
GAAP Net (Loss) Income	$(5,870)	$3,277	$(36,292)	$15,538
Depreciation	1,183	1,578	3,266	2,808
Amortization and accretion:
Intangible amortization expense	50,757	41,707	151,199	91,217
Accretion of royalty liabilities	9,734	6,551	28,762	13,571
Amortization of deferred revenue	(212)	(490)	(631)	(753)
Amortizaton of inventory step-up adjustment	11,305	4,140	27,853	10,635
Interest expense, net (including amortization of debt discount and deferred financing costs)	19,066	20,300	57,752	49,780
(Benefit) expense for income taxes	(27,747)	21,979	(31,946)	(136,788)

EBITDA	$58,216	$99,042	$199,963	$46,008

Non-GAAP adjustments:
Remeasurement of royalties for medicines acquired through business combinations	-	-	-	14,277
Acquisition-related costs	5,159	14,498	16,456	64,841
Upfront fee for license of global patent	-	-	2,000	-
Loss on induced conversion of debt and debt extinguishment	-	-	-	77,624
Share-based compensation	29,312	26,457	84,921	57,796
Litigation settlement	65,000	-	65,000	-
Reversal of pre-acquisition reserve upon signing of contract	(6,900)	-	(6,900)	-
Royalties for medicines acquired through business combinations (1)	(9,564)	(8,854)	(27,159)	(20,890)

Total of Non-GAAP adjustments	83,007	32,101	134,318	193,648

Adjusted EBITDA	$141,223	$131,143	$334,281	$239,656

Non-GAAP Gross Profit:
GAAP net sales	$208,702	$226,544	$670,770	$512,506
Litigation settlement	65,000	-	65,000	-

Non-GAAP adjusted net sales	$273,702	$226,544	$735,770	$512,506

GAAP gross profit	$123,541	$165,294	$427,250	$360,577
Non-GAAP gross profit adjustments:
Acquisition-related costs	43	-	454	23
Remeasurement of royalties for medicines acquired through business combinations	-	-	-	14,277
Intangible amortization expense (COGS only)	50,555	41,505	150,592	90,609
Accretion of royalty liabilities	9,734	6,551	28,762	13,571
Amortizaton of inventory step-up adjustment	11,305	4,140	27,853	10,635
Depreciation (COGS only)	100	65	320	268
Litigation settlement	65,000	-	65,000	-
Royalties for medicines acquired through business combinations (1)	(9,564)	(8,854)	(27,159)	(20,890)

Total of Non-GAAP adjustments	127,173	43,407	245,822	108,493

Non-GAAP gross profit	$250,714	$208,701	$673,072	$469,070

GAAP gross profit %	59.2%	73.0%	63.7%	70.4%
Non-GAAP gross profit %	91.6%	92.1%	91.5%	91.5%

Non-GAAP operating cash flow:
GAAP cash provided by operating activities	$128,787	$88,383	$230,271	$59,228
Cash payments for acquisition-related costs	4,966	12,464	27,543	49,152
Cash payments for upfront fee for license of global patent	-	-	2,000	-
Cash payments for induced debt conversion	-	-	-	10,472
Cash payment for debt extinguishment	-	-	-	45,367
Payment of original issue discount on debt extinguishment	-	-	-	3,000

Non-GAAP operating cash flow	$133,753	$100,847	$259,814	$167,219

(1)	Royalties for medicines acquired through business combinations relate to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, RAVICTI and VIMOVO.

Horizon Pharma plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages)

	Q3 2016
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share

As reported - GAAP	$(33.6)	$(27.7)	82.5%	$(5.9)	$(0.04)
Non-GAAP adjustments	160.5	39.1		121.4

Non-GAAP	$126.9	$11.4	9.0%	$115.5	$0.70

	Q3 2016 YTD
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share

As reported - GAAP	$(68.2)	$(31.9)	46.8%	$(36.3)	$(0.23)
Non-GAAP adjustments	358.9	74.5		284.4

Non-GAAP	$290.7	$42.6	14.6%	$248.1	$1.51

	Q3 2015
	Pre-tax Net Income	Income Tax Expense	Tax Rate	Net Income	Diluted Earnings Per Share

As reported - GAAP	$25.3	$22.0	87.0%	$3.3	$0.02
Non-GAAP adjustments	91.5	25.0		66.5

Non-GAAP	$116.8	$47.0	40.2%	$69.8	$0.42

	Q3 2015 YTD
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings Per Share

As reported - GAAP	$(121.3)	$(136.8)	112.8%	$15.5	$0.10
Non-GAAP adjustments	325.2	84.2		241.0
Other Non-GAAP tax adjustment	-	105.1		(105.1)

Non-GAAP	$203.9	$52.5	25.8%	$151.4	$0.98

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended September 30, 2016

(Unaudited)

	Net Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Other	Income Tax Benefit (Expense)
GAAP as reported	$208,702	$(85,161)	$(12,814)	$(72,564)	$(59,485)	$(19,066)	$6,879	$27,747
Non-GAAP Adjustments (in thousands):
Acquisition-related costs(1)	-	43	(21)	-	5,137	-	-	-
Amortization and accretion:
Intangible amortization expense(2)	-	50,555	-	202	-	-	-	-
Amortization of debt discount and deferred financing costs(3)	-	-	-	-	-	4,537	-	-
Accretion of royalty liability(4)	-	9,734	-	-	-	-	-	-
Amortization of inventory step-up adjustment(5)	-	11,305	-	-	-	-	-	-
Share-based compensation(6)	-	-	2,482	6,696	20,134	-	-	-
Depreciation expense(7)	-	100	-	14	1,069	-	-	-
Litigation settlement(8)	65,000	-	-	-	-	-	-	-
Reversal of pre-acquisition reserve upon signing of contract(9)	-	-	-	-	-	-	(6,900)	-
Royalties for medicines acquired through business combinations(10)	-	(9,564)	-	-	-	-	-	-
Income tax effect on pre-tax non-GAAP adjustments(11)	-	-	-	-	-	-	-	(39,180)

Total of non-GAAP adjustments	65,000	62,173	2,461	6,912	26,340	4,537	(6,900)	(39,180)

Non-GAAP	$273,702	$(22,988)	$(10,353)	$(65,652)	$(33,145)	$(14,529)	$(21)	$(11,433)

Horizon Pharma plc

Certain Income Statement Line Items -Non-GAAP Adjusted

For the Three Months Ended September 30, 2015

(Unaudited)

	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Income Tax Benefit (Expense)
GAAP as reported	$(61,250)	$(13,073)	$(51,973)	$(54,516)	$(20,300)	$(21,979)
Non-GAAP Adjustments (in thousands):
Acquisition-related costs(1)	-	2,158	-	12,340	-	-
Amortization and accretion:
Intangible amortization expense(2)	41,505	-	202	-	-	-
Amortization of debt discount and deferred financing costs(3)	-	-	-	-	5,480	-
Accretion of royalty liability(4)	6,551	-	-	-	-	-
Amortization of inventory step-up adjustment(5)	4,140	-	-	-	-	-
Share-based compensation(6)	-	2,042	7,035	17,380	-	-
Depreciation expense(7)	65	-	-	1,513	-	-
Royalties for medicines acquired through business combinations(10)	(8,854)	-	-	-	-	-
Income tax effect on pre-tax non-GAAP adjustments(11)	-	-	-	-	-	(25,018)

Total of non-GAAP adjustments	43,407	4,200	7,237	31,233	5,480	(25,018)

Non-GAAP	$(17,843)	$(8,873)	$(44,736)	$(23,283)	$(14,820)	$(46,997)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Nine Months Ended September 30, 2016

(Unaudited)

	Net Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Other	Income Tax Benefit (Expense)
GAAP as reported	$670,770	$(243,520)	$(36,746)	$(227,697)	$(179,866)	$(57,752)	$6,839	$31,946
Non-GAAP Adjustments (in thousands):
Acquisition-related costs(1)	-	454	517	-	15,485	-	-	-
Upfront fee for license of global patent(12)	-	-	2,000	-	-	-	-	-
Amortization and accretion:
Intangible amortization expense(2)	-	150,592	-	607	-	-	-	-
Amortization of debt discount and deferred financing costs(3)	-	-	-	-	-	13,469	-	-
Accretion of royalty liability(4)	-	28,762	-	-	-	-	-	-
Amortization of inventory step-up adjustment(5)	-	27,853	-	-	-	-	-	-
Share-based compensation(6)	-	-	6,845	19,306	58,770	-	-	-
Depreciation expense(7)	-	320	-	40	2,906	-	-	-
Litigation settlement(8)	65,000	-	-	-	-	-	-	-
Reversal of pre-acquisition reserve upon signing of contract(9)	-	-	-	-	-	-	(6,900)	-
Royalties for medicines acquired through business combinations(10)		-	(27,159)	-	-	-	-	-
Income tax effect on pre-tax non-GAAP adjustments(11)	-	-	-	-	-	-	-	(74,518)

Total of non-GAAP adjustments	65,000	180,822	9,362	19,953	77,161	13,469	(6,900)	(74,518)

Non-GAAP	$735,770	$(62,698)	$(27,384)	$(207,744)	$(102,705)	$(44,283)	$(61)	$(42,572)

	Horizon Pharma plc Certain Income Statement Line Items - Non-GAAP Adjusted For the Nine Months Ended September 30, 2015 (Unaudited)
	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on Induced Debt Conversion & Debt Extinguishment	Other	Income Tax Benefit (Expense)
GAAP as reported	$(151,929)	$(28,176)	$(157,092)	$(157,986)	$(49,780)	$(77,624)	$(10,159)	$136,788
Non-GAAP Adjustments (in thousands):
Loss on induced conversion of debt and debt extinguishment(13)	-	-	-	-	-	77,624	-	-
Acquisition-related costs(1)	23	2,252	-	52,566	-	-	10,000	-
Amortization and accretion:
Intangible amortization expense(2)	90,609	-	608	-	-	-	-	-
Amortization of debt discount and deferred financing costs(3)	-	-	-	-	13,328	-	-	-
Accretion of royalty liability(4)	13,571	-	-	-	-	-	-	-
Amortization of inventory step-up adjustment(5)	10,635	-	-	-	-	-	-	-
Remeasurement of royalties for products acquired through business combinations(14)	14,277	-	-	-	-	-	-	-
Share-based compensation(6)	-	4,712	15,571	37,513	-	-	-	-
Depreciation expense(7)	268	-	-	2,540	-	-	-	-
Royalties for medicines acquired through business combinations(10)		(20,890)	-	-	-	-	-	-
Income tax effect on pre-tax non-GAAP adjustments(11)	-	-	-	-	-	-	-	(84,218)
Other non-GAAP income tax adjustments(15)	-	-	-	-	-	-	-	(105,133)

Total of non-GAAP adjustments	108,493	6,964	16,179	92,619	13,328	77,624	10,000	(189,351)

Non-GAAP	$(43,436)	$(21,212)	$(140,913)	$(65,367)	$(36,452)	$-	$(159)	$(52,563)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

(in thousands)

(1)	Expenses, including legal and consulting fees, incurred in connection with the Company’s acquisitions of Vidara Therapeutics International Public Limited Company (“Vidara”), Hyperion Therapeutics, Inc. (“Hyperion”), Crealta Holdings LLC (“Crealta”) and Raptor Pharmaceutical Corp. (“Raptor”), its agreement to acquire the worldwide rights to interferon gamma-1b and its withdrawn offer to acquire Depomed Inc. have been excluded.

(2)	Intangible amortization expenses are associated with the Company’s intellectual property rights, developed technology and customer relationships of VIMOVO, LODOTRA, RAYOS, ACTIMMUNE, PENNSAID 2%, RAVICTI, BUPHENYL, KRYSTEXXA and MIGERGOT.

(3)	Represents amortization of debt discount and deferred financing costs associated with the Company’s debt.

(4)	Represents accretion expense associated with the ACTIMMUNE, VIMOVO, RAVICTI, BUPHENYL, KRYSTEXXA and MIGERGOT royalties for the three and nine months ended September 30, 2016 and represents accretion expense associated with the ACTIMMUNE, VIMOVO, RAVICTI and BUPHENYL royalties for the three and nine months ended September 30, 2015.

(5)	In connection with the Crealta acquisition, the KRYSTEXXA and MIGERGOT inventory was stepped up in value by $161,901 and during the three months ended September 30, 2016, the Company recognized in cost of goods sold $11,305 of step-up inventory costs related to KRYSTEXXA and MIGERGOT inventory sold. During the nine months ended September 30, 2016, the Company recognized in cost of goods sold $27,853 of step-up inventory costs related to KRYSTEXXA and MIGERGOT inventory sold. In connection with the Hyperion acquisition, the RAVICTI and BUPHENYL inventory was stepped up in value by $8,682 and during the three months and nine months ended September 30, 2015, the Company recognized in cost of goods sold $4,140 and $7,481, respectively, of step-up inventory costs related to RAVICTI and BUPHENYL inventory sold. In connection with the Vidara acquisition, the ACTIMMUNE inventory was stepped up in value by $14,218 and during the nine months ended September 30, 2015, the Company recognized in cost of goods sold the remaining $3,154 of step-up inventory costs related to ACTIMMUNE.

(6)	Represents share-based compensation expense associated with the Company’s stock option, restricted stock unit, and performance stock unit grants to its employees and non-employees, its cash-settled long-term incentive program and its employee stock purchase plan.

(7)	Represents depreciation expense related to the Company’s property, equipment, software and leasehold improvements.

(8)	On September 26, 2016, the Company agreed to pay Express Scripts $65 million as part of a litigation settlement, which was recorded as a one-time reduction to GAAP net sales for the three and nine months ended September 30, 2016, in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The exclusion of the $65 million settlement from GAAP net sales is the only adjustment reflected in the non-GAAP adjusted net sales for the three and nine months ended September 30, 2016.

(9)	During the third quarter of 2016, the Company released a contingent liability of $6.9 million that was recorded as part of acquisition accounting for Crealta.

(10)	Royalties of $9,564 and $27,159 were incurred during the three and nine months ended September 30, 2016, respectively, based on the periods’ net sales for ACTIMMUNE, VIMOVO, RAVICTI, BUPHENYL, KRYSTEXXA and MIGERGOT. Royalties of $8,854 and $20,890 were incurred during the three and nine months ended September 30, 2015, respectively, based on the periods’ net sales for VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL.

(11)	Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

(12)	Represents an upfront fee paid for a license of a global patent.

(13)	During the nine months ended September 30, 2015, the Company recorded a loss on induced debt conversions of $77,624, which represented an early redemption payment of $45,366, the write-down of $21,581 in debt discount and deferred financing costs, $10,005 in additional exchange consideration to debt holders and $672 in expenses incurred in connection with the induced debt conversions.

(14)	At the time of the Company’s acquisition of the rights to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, RAVICTI and VIMOVO, the Company estimated the fair value of contingent royalties payable to third parties using an income approach under the discounted cash flow method, which included revenue projections and other assumptions the Company made to determine the fair value. If the Company significantly overperforms or underperforms against its original revenue projections or it becomes necessary to make changes to assumptions as a result of a triggering event, the Company is required to reassess the fair value of the contingent royalties payable. Any subsequent adjustment to fair value is recorded in the period such adjustment is made as either an increase or decrease to royalties payable, with a corresponding increase or decrease in cost of goods sold, in accordance with established accounting policies. During the nine months ended September 30, 2015, the Company recorded a charge of $14,277 to cost of goods sold to adjust the amount of the contingent royalty liabilities relating to ACTIMMUNE and VIMOVO.

(15)	Other non-GAAP income tax adjustments in the nine months ended September 30, 2015 of $105,133 related to the release of certain valuation allowances in connection with the Hyperion acquisition.